Federal Appeals Court Issues Opinion in Mangosoft V. Oracle

Monday May 19, 10:29 am ET

NASHUA, N.H.--(BUSINESS WIRE)--Mangosoft (OTC: BB: MGOF), a developer of Internet-enabling business software solutions, today announced that on May 14, 2008 the United States Court of Appeals for the Federal Circuit issued an opinion in the case Mangosoft, Inc. et al. v. Oracle Corporation, 2007-1250. The opinion affirmed the decisions of the United States District Court for the District of New Hampshire in the case of Mangosoft, Inc. et al. v. Oracle Corporation, C.A. No. 02-545-M. In particular, Federal Circuit affirmed the District Court’s claim construction order of September 21, 2004, and the District Court’s decision granting defendant’s motion for summary judgment on non-infringement entered by the District Court on March 28, 2007.

The company, through its subsidiary, is continuing to pursue other, unrelated patent litigation in the United States District Court for the Eastern District of Texas in the case of Mangosoft Intellectual Property, Inc. v. Skype Technologies, S.A. et al., Civil Action No. 2:06CV-390 TJW.

Contact:
Mangosoft, Inc.
Dale Vincent, 603-324-0400